                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     / /

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Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/X/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    High Equity Partners L.P. - Series 86
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

           Resources Capital Corp., Administrative General Partner
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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

                             RESOURCES CAPITAL CORP.

                             411 West Putnam Avenue
                               Greenwich, CT 06830

                           To The Limited Partners of
                      High Equity Partners L.P. - Series 86
                               (the "Partnership")

                                                                   July __, 1999

Dear Limited Partner:

         We are pleased to provide you with the enclosed Consent Solicitation Statement. The Statement contains information relating to certain amendments to the Partnership Agreement of the Partnership that have been approved and found to be fair, reasonable and adequate and in the best interests of the Partnership by the California Superior Court as part of the settlement of a class action and derivative litigation involving the Partnership. Approval of the amendments is being sought as the first step in implementing the Court-approved settlement. In general, the amendments would have the effect of:

     o Modifying the manner of calculating the partnership asset management fee payable to the administrative general partner of the Partnership. For 1999, if the amendments are approved the partnership asset management fee will be $973,293, a 24.3% reduction from the $1,285,432 that will be paid if the amendments are not approved.

     o Modifying the manner of calculating the amount that the general partners may be required to repay to the Partnership upon liquidation of the Partnership. This contingent obligation, which has been disputed by the general partners in the litigation, cannot be calculated until the Partnership is liquidated. The amendment fixes the general partners' obligation at $2,861,277 and provides for a 10% reduction for each full year after 1998 in which a liquidation does not occur (with an elimination of the obligation after 2008 or in the event the Partnership is converted into a real estate investment trust or other public entity). Payment of this obligation also would be guaranteed by a creditworthy affiliate of the general partners. No such guaranty currently exists.

         If the amendments are approved, limited partners will have the opportunity to receive the other benefits of the settlement. The general partners believe that the amendments and other terms of the settlement are in the best interests of limited partners and the Partnership and recommend you vote "YES" in favor of the amendments.

         The enclosed Statement includes a complete discussion of the amendments. We urge you to read the enclosed Statement carefully and to return your signed Consent Form as quickly as possible. A postage-paid return envelope has been included for your convenience. Consent Forms must be received by August ___, 1999 [30 days after date of Consent Solicitation Statement].

         If you have any questions about the enclosed material, please call _________ at (___) ___-____


                                        Very truly yours,

                                        RESOURCES CAPITAL CORP.

                      HIGH EQUITY PARTNERS L.P. - SERIES 86

                         CONSENT SOLICITATION STATEMENT

                               Dated July __, 1999

         This Statement is furnished by the general partners (the "General Partners") of High Equity Partners L.P. - Series 86, a Delaware limited partnership (the "Partnership"), to solicit the consent of limited partners of the Partnership ("Limited Partners") to certain amendments (the "Amendments") to the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"). The Amendments have been approved and found to be fair, reasonable and adequate and in the best interests of the Partnership by the California Superior Court (the "Court") as part of a settlement (the "Settlement") of a class action and derivative litigation involving the Partnership (the "Action"). Consent to the Amendments is being solicited in accordance with the terms of the Court-approved Stipulation of Settlement (the "Settlement Stipulation") which governs the terms and conditions of the Settlement in order to implement the first step of the Settlement. The Amendments, which are more particularly described under "The Amendments", provide for:

     o Modification of the manner of calculating the partnership asset management fee (the "Partnership Asset Management Fee") payable under the Partnership Agreement. For 1999, if the Amendments are approved the Partnership Asset Management Fee will be $973,293, a 24.3% reduction from the $1,285,432 that will be paid if the Amendments are not approved.

     o Modification of the manner of calculating the amount that the General Partners may be required to repay to the Partnership upon liquidation of the Partnership. This contingent obligation, which has been disputed by the General Partners in the Action, cannot be calculated until the Partnership is liquidated. If the Amendments are approved, the contingent obligation of the General Partners would be fixed at $2,861,277 and be reduced by 10% for each full year after 1998 in which a liquidation does not occur (with an elimination of the obligation after 2008 or in the event the Partnership is converted into a real estate investment trust or other public entity). Payment of this obligation also would be guaranteed by a creditworthy affiliate of the General Partners. No such guaranty currently exists.

         The General Partners believe that adoption of the Amendments is in the best interests of the Partnership and the Limited Partners and recommend that you vote "YES" in favor of the Amendments.

                                  * * * * * * *

         Your consent is important. No matter how many units of limited partnership interest ("Units") in the Partnership you own, the General Partners recommend that you vote in favor of approving the Amendments by checking the "YES" box on the enclosed Consent Form. The Amendments are interrelated. By voting "YES", a Limited Partner is approving both Amendments. By voting "NO", a Limited Partner is voting against both Amendments.

         Your Consent Form should be returned promptly. Your completed and signed Consent Form must be received no later than August ___, 1999 [30 days after date of consent solicitation statement]. A postage-paid return envelope has been included for your convenience.

                                  * * * * * * *

         If the Amendments are not approved, the Settlement will not be implemented with respect to the Partnership and the General Partners will continue to operate the Partnership in accordance with the Partnership Agreement. See "If the Amendments are Not Approved". The consent of Limited Partners holding a majority of the Units is required to approve the Amendments.

         The principal executive offices of the General Partners and the Partnership are located at 411 West Putnam Avenue, Greenwich, Connecticut 06830. The approximate date on which this Statement and the enclosed Consent Form were first sent or given to the Limited Partners was July __, 1999.

                                 CONSIDERATIONS

         The terms of the Settlement have been approved by the Court and have been determined to be fair, reasonable and adequate and in the best interests of the Partnership. The first step of the Settlement requires the General Partners to solicit approval of the Amendments in accordance with the terms of the Partnership Agreement (which requires the consent of holders of a majority of the outstanding Units). As described below, if the Amendments are approved and the Settlement is consummated, Limited Partners will have the opportunity to receive the benefits of the Settlement, including those resulting from the Amendments.

         Reduced Partnership Asset Management Fee. If the Amendments are approved and the Settlement is consummated, the amount of the Partnership Asset Management Fee otherwise payable to one of the General Partners will be reduced by $312,139 to $973,293 for 1999 alone. The Partnership Asset Management Fee is currently calculated by multiplying 1.05% by "Invested Assets" - defined in the Partnership Agreement generally as the gross amount of offering proceeds from the sale of Units which was paid or allocable to acquire or develop Partnership properties. This method of calculation resulted in the payment to the Administrative General Partner of a $1,285,432 Partnership Asset Management Fee for 1998 and, in the absence of the Amendments, would result in the same payment for 1999. Under the Amendments, the fee for years subsequent to 1999 would be calculated by multiplying 1.25% by the year-end value of the Partnership's assets as determined by an independent, nationally recognized appraiser.

         General Partners to Pay the Partnership up to $2,861,277. If the Amendments are approved and the Settlement is consummated, the General Partners would be obligated to pay the Partnership $2,861,277 if the Partnership were liquidated in 1999. This payment would be made in respect of an agreement which may require the return of certain fees. This fixed "give back" obligation, which (if the Amendments become effective) will be guaranteed by a creditworthy affiliate of the General Partners, will be reduced by 10% for each full calendar year after 1998 in which the Partnership is not liquidated and will be eliminated if the Partnership has not been liquidated by the end of 2008. The obligation also will be eliminated if the Partnership is converted to a real estate investment trust (a REIT) or other entity whose shares are publicly traded. The "give back" obligation of the General Partners under the existing agreement has been disputed by the General Partners in the Action, is not fixed, cannot be determined except in connection with a liquidation of the Partnership and is not guaranteed by any third party.

         Offer to Buy Units for not less than $103.05 per Unit. If the Amendments are approved and the Settlement is consummated, the General Partners have agreed to arrange for a tender offer to be made for the purchase of up to 39,596 Units (representing approximately 6.7% of the outstanding Units) for not less than $103.05 per Unit. Such amount represents a 21.2% increase over the amount offered in a 1998 tender offer for Units. The General Partners have agreed that the $103.05 offer will be solely for the benefit of Limited Partners not affiliated with the General Partners by agreeing that Units owned by their affiliates will not be tendered in the offer.

         Reorganization of the Partnership into a REIT. If the Amendments are approved and the Settlement is consummated, the General Partners have agreed to use their best efforts to reorganize the Partnership into a REIT or other entity whose shares will be listed on a national securities exchange or on the NASDAQ National Market System. Any reorganization of the Partnership would be subject to the approval of Limited Partners.

                                   BACKGROUND

The Action

         The Action was commenced as a class action by certain limited partners in the Partnership, Integrated Resources High Equity Partners, Series 85 ("HEP 85") and High Equity Partners L.P. - Series 88 ("HEP 88"; and together with the Partnership and HEP 85, the "HEP Partnerships"). The complaint in the Action alleged, among other things, various state law class and derivative claims against the General Partners, the general partners of the other HEP Partnerships and certain related parties, including claims for breach of fiduciary duty; breach of contract; unfair and fraudulent business practices; negligence; dissolution, accounting, receivership and removal of general partner; fraud; and negligent misrepresentation. The General Partners and the other defendants in the Action at all times considered the Action to be without merit and vigorously defended the Action.

         In early 1996, a settlement proposal was submitted to the Court but the Court declined to approve it, indicating that it did not consider that settlement proposal to be fair.

         After further negotiations, in January 1999 the parties agreed on the terms of the present Settlement and entered into the Settlement Stipulation.

         In February 1999, Limited Partners were mailed a Court-approved notice of the Settlement which contained a detailed description of the terms of the Settlement and notified Limited Partners of a hearing that was held on April 29, 1999 to consider approval of the terms of the Settlement. All Limited Partners, including those who had opted out of the Action, were furnished notice and given an opportunity to be heard at the hearing. Prior to the hearing, an expert appointed by the Court to assist it in evaluating the Settlement advised the Court that in his view the Settlement was fair, reasonable and adequate in light of the circumstances of the Action. Following the hearing, the Court approved the Settlement and all the transactions contemplated thereby and found them to be fair, reasonable and adequate and in the best interests of the settlement class and the HEP Partnerships.

         The General Partners continue to believe that the Action is without merit and, if for any reason the final settlement of the Action pursuant to the Settlement Stipulation is not consummated, intend to vigorously defend the Action.

The Settlement

         The Settlement Stipulation provides for a settlement of the Action on the following terms. Consummation of the Settlement is conditioned on approval of the Amendments as well as the Related Amendments discussed below. While this condition may be waived by the General Partners, it will not be waived with respect to the Partnership if the Amendments are not approved.

         The Amendments. The Amendments provide for (a) modification of the method of calculating the Partnership Asset Management Fee so that the fee for each year would be 1.25% of the gross assets of the Partnership, (b) fixing the 1999 Partnership Asset Management Fee at an amount $312,139 less than the amount that would be paid for 1999 under the existing formula and (c) fixing the amount (the "Fee Give Back Amount") that the General Partners would be liable for upon liquidation of the Partnership as repayment of certain fees received by the General Partners and their affiliates, which Fee Give Back Amount would be reduced by 10% for each full calendar year after 1998 in which a liquidation does not occur (with a complete elimination of the Fee Give Back Amount after 2008 or in the event the Partnership is converted into a REIT or other public entity).

         Amendments to Partnership Agreements of other HEP Partnerships. Pursuant to the Settlement Stipulation, the general partners of the other HEP Partnerships will solicit consents to amend the partnership agreements of those HEP Partnerships (the "Related Amendments") to reflect amendments substantially identical to the Amendments.

         Guarantee of the Fee Give Back Amount. Upon the approval of Limited Partners of the Amendment and the consummation of the Settlement, Presidio Capital Corp. ("Presidio"), an affiliate of the General Partners, will guarantee payment of the Fee Give Back Amount. See "Effect of Amendments."

         Tender Offers. Within 90 days after the Amendments and Related Amendments are approved, the General Partners will make, or cause to be made, a tender offer to all owners of Units to purchase no fewer than 39,596 Units at a price of not less than $103.05 per Unit. Similar offers will also be made to the limited partners of the other HEP Partnerships. The tender offers are required to be made in accordance with applicable federal securities law which provides, among other things, for the disclosure to Limited Partners of certain required information, a minimum offering period of 20 business days, withdrawal rights during the duration of the tender offer and pro ration rights in the event that more than the maximum number of Units sought to be purchased are tendered. In order to effectuate the provisions of the Settlement, affiliates of the General Partners have agreed not to tender any Units owned by them.

         Reorganization of each HEP Partnership as a REIT. Upon approval of the Amendments and the Related Amendments, the general partners of each HEP Partnership will use their best efforts to reorganize that HEP Partnership into a separate real estate investment trust or other entity whose shares will be listed on a national securities exchange or on the NASDAQ National Market System. The reorganizations will be made in accordance with applicable federal securities law which provides, among other things, for the registration of the shares under the Securities Act of 1933 and the Securities Exchange Act of 1934 and the preparation of a detailed disclosure document containing a comprehensive description of the proposed reorganization. In addition, the reorganization of each HEP Partnership requires approval by the holders of a majority of the outstanding units of that HEP Partnership.

         Full and Complete Consideration to the Settlement Class. Under the Settlement, the foregoing consideration is in full and complete settlement of the Action and all claims released pursuant to the Settlement Stipulation.

         Discharge of Claims. The Settlement Stipulation provides for a general release of the defendants in the Action and of certain related persons.

         Attorneys' Fees and Expenses. As part of the Settlement, the defendants in the Action agreed to pay $875,000 (35%) of the $2,500,000 of attorneys' fees and reimbursement of expenses awarded by the Court to counsel for the class plaintiffs and to certain other attorneys who appeared in the Action on behalf of limited partners in the HEP Partnerships. $541,667 (21.667%) of such fees and expenses will be paid by each of the HEP Partnerships.

                                 THE AMENDMENTS

         Set forth below is a description of the Amendments. The summary is qualified in its entirety by the exact text of the Amendments which is included in the form of Amendment to Amended and Restated Agreement of Limited Partnership attached hereto as Appendix A.

          1. Paragraph 9.4 of the Partnership Agreement currently provides that as compensation for services rendered in managing the affairs of the Partnership, the Administrative General Partner shall be entitled to receive an amount per annum equal to 1.05% of Invested Assets, which are defined as the amount of gross proceeds from the original sale of Units that were actually paid or allocable to the purchase, development, construction and/or improvement of properties acquired by the Partnership. In accordance with the Court-approved Settlement, Section 9.4 of the Partnership Agreement will be amended to provide that the annual amount of the Partnership Asset Management Fee will equal 1.25% of the appraised "gross asset value" of all assets of the Partnership as of the last day of the period in respect of which the Partnership Asset Management Fee is payable, and to provide that the Partnership Asset Management Fee for 1999 shall be $312,139 less than an amount equal to 1.05% of Invested Assets. The foregoing provisions equate to a payment of $973,293 for 1999. Paragraph 9.4 also will be amended to provide that the "gross asset value" of the Partnership's assets will be determined by an independent appraiser of national reputation selected by the General Partners.

          2. Paragraph 9.1 of the Partnership Agreement will be amended by adding a new paragraph 9.1.4 to fix the obligation of the General Partners to return certain fees. The new paragraph 9.1.4 provides that (a) the Fee Give Back Amount payable by the General Partners upon a liquidation of the Partnership shall be a fixed amount ($2,861,277 as of December 31, 1998) that will be reduced by 10% each full calendar year after 1998, with the result that, upon a liquidation of the Partnership on or after December 31, 2008, the Fee Give Back Amount shall be zero and (b) that following any transaction in which the Partnership is reorganized into a REIT or other entity whose shares are listed on a national securities exchange or on the NASDAQ National Market System, the General Partners and their affiliates shall have no liability or obligation to pay any Fee Give Back Amount.

         Except as set forth above and on Appendix A, the Partnership Agreement will remain unchanged.

                              REASON FOR AMENDMENTS

         The Amendments are being sought pursuant to the Settlement Stipulation. It is a condition to the consummation of the Settlement that the Amendments and the Related Amendments be approved by limited partners of each HEP Partnership (including limited partners who are affiliated with the applicable general partners) holding a majority of the outstanding units in that HEP Partnership. If the Amendments are not adopted, the Partnership Agreement will remain unchanged, the Settlement will not be implemented with respect to the Partnership and the General Partners will continue to operate the Partnership in accordance with the Partnership Agreement.

                              EFFECT OF AMENDMENTS

         The current method by which the Partnership Asset Management Fee is calculated is an amount equal to 1.05% of the Invested Assets of the Partnership. The Invested Assets are equal to the amount of gross proceeds from the original sale of Units that were actually paid or allocable to the purchase, development, construction and/or improvement of properties acquired by the Partnership. As a result of the amendment to Paragraph 9.4 of the Partnership Agreement, the Partnership Asset Management Fee will be equal to 1.25% of the "appraised" gross asset value of the assets of the Partnership, as determined by an independent appraiser of national reputation selected by the General Partners. For 1999, if the Amendments are approved and become effective, the Partnership Asset Management Fee will be $973,293, which is $312,139 less than $1,285,432 determined under the present formula. For subsequent years, the amount of the Partnership Asset Management Fee will be dependent on the appraised value of the assets of the Partnership. All other fees and reimbursements provided for in the Partnership Agreement will continue in effect.

         The General Partners have agreed that if the Partnership is reorganized into a REIT or otherwise restructured, neither they nor their affiliates will propose or implement a fee compensation arrangement for the surviving entity that results in fees for the performance of the services covered by the Partnership Asset Management Fee that are greater than the amounts provided for in the Amendments.

         The General Partners may be obligated to repay certain fees to the Partnership. The foregoing obligation has been disputed by the General Partners in the Action and in any event may be determined only at the time of liquidation of the Partnership. If the Amendments are approved and become effective, this contingent obligation of the General Partners would be fixed in the form of the Fee Give Back Amount at $2,861,277 as of December 31, 1998. Such amount would be reduced by 10% for each full calendar year after 1998, and prorated for any calendar year in which a liquidation occurs other than on December 31. In the event liquidation occurs on or after December 31, 2008 or upon a reorganization of the Partnership into a REIT or other public entity, the General Partners would have no liability to pay any Fee Give Back Amount. A liquidation is defined as a sale of all or substantially all of the Partnership's properties for cash or property that is distributed to its partners.

         If the Amendments are approved and become effective, (i) Presidio will guarantee the General Partners' obligation to pay the Fee Give Back Amount, (ii) until the obligations to pay the Fee Give Back Amount are fulfilled, Presidio will not permit its net worth (without including as a liability in the calculation certain subordinated debt) to be less than the aggregate Fee Give Back Amount from time to time and (iii) Presidio may substitute one or more third parties to fulfill its obligations under (i) and (ii) above, as long as such third party or parties, together with Presidio, in the aggregate, satisfy the net worth obligation in (ii) and so long as Presidio continues to be secondarily liable under the guarantee. The Presidio guaranty will also cover obligations of the general partners of HEP 85 and HEP 88 similar to the obligations of the General Partners' to pay the Fee Give Back Amount. The aggregate amount of all such obligations initially will be $8,250,000. Presidio, which is the parent of the General Partners, currently has a net worth substantially in excess of $8,250,000.

                   REQUIREMENTS FOR ADOPTION OF THE AMENDMENTS

         Section 16.2.4 of the Partnership Agreement provides that the Limited Partners, by vote of more than 50% of the outstanding Units, shall have the right to amend the Partnership Agreement. Pursuant to Section 16.4 of the Partnership Agreement, a Limited Partner shall be entitled to cast one vote for each Unit he owns.

         The General Partners hereby solicit the consent of Limited Partners to amend the Partnership Agreement in accordance with the terms of the Amendments by adoption of the Amendments to the Agreement of Limited Partnership attached hereto as Appendix A.

         Limited Partners at the close of business on July __, 1999 [the date of the Consent Solicitation Statement] (the "Record Date") will be entitled to one vote for each Unit then held. On the Record Date, there were 588,010 Units outstanding held by 10,889 Limited Partners, including 79,347 Units (13.5% of the outstanding Units) owned by an affiliate of the General Partners.

         The Amendments will be approved at such time as Limited Partners holding a majority of the outstanding Units shall have consented to the Amendments but in no event prior to _______ __, 1999 [15 days after date of Consent Solicitation Statement]. The Amendments are interrelated. Each Limited Partner must either vote "YES" with respect to the both Amendments or vote "NO" with respect to both Amendments. A Limited Partner must vote all of the Units held by him in the same way. He cannot vote separate Units held by him in the Partnership in differing ways. A signed Consent Form which is returned without a vote will be deemed a "YES" vote.

         Each Limited Partner is requested to complete and execute the enclosed Consent Form in accordance with the instructions contained therein and to return the Consent Form in the enclosed, self-addressed, postage pre-paid envelope as soon as possible, but in no event later than _______ __, 1999 [30 days after date of Consent Solicitation Statement]. Such date may be extended from time to time in the sole discretion of the General Partners until ______ __, 1999 [60 days after date of Consent Solicitation Statement].

         A Consent Form may only be revoked by delivery to the Partnership of a later-dated Consent Form in the form enclosed or a dated and executed revocation that specifically refers to the Consent Form to be revoked. To be effective, such revocation must be received by the

Partnership prior to the time that signed unrevoked Consent Forms voting in favor of the Amendments and representing a majority of the Units outstanding have been delivered to the General Partners.

         The enclosed Consent Form may be used only to indicate your vote as a Limited Partner in the Partnership. The enclosed Consent Form will not be effective with respect to units of limited partnership owned in other HEP Partnerships.

         Approval of the Related Amendments is being sought by the other HEP Partnerships and consummation of the Settlement is conditioned on approval of the Amendments as well as the Related Amendments. Accordingly, unless this condition is waived by the General Partners, the Settlement will not be consummated and the Amendments will not be effective unless both the Amendments are adopted by the Limited Partners and the limited partners of the other HEP Partnerships adopt the Related Amendments.

         The Amendments will apply prospectively from and after the date they become effective. All Limited Partners will be bound by the Amendments, if they become effective, whether or not they vote in favor of the Amendments. Limited Partners do not have a statutory or contractual right to elect to be paid the fair value of their Units in connection with the proposal described in this Statement.

                         IF AMENDMENTS ARE NOT APPROVED

         If the Amendments are not approved, the Settlement will not be implemented with respect to the Partnership and the General Partners will continue to operate the Partnership in accordance with the Partnership Agreement. As a result, the Action will not be resolved in accordance with the existing Settlement, thus requiring either renegotiation of the Settlement or further litigation of the Action. Because the Settlement will not be implemented, Limited Partners will not have the opportunity to realize the benefits of the other elements of the Settlement.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         As of _____, 1999, (i) no officer or director of any General Partner or of any direct or indirect parent of any General Partner owned any Units and (ii) Millenium Funding III Corp. ("Millenium"), a wholly-owned subsidiary of Presidio, owned 79,347 Units (13.5% of the outstanding Units). Millenium may also be deemed to beneficially own an additional 16,375 Units (2.8% of the outstanding Units) which it has the right to acquire pursuant to an existing arrangement.

         The following table sets forth certain information known to Presidio with respect to beneficial ownership of the Class A shares of Presidio as of March 31, 1999 (except as otherwise noted) by: (a) each person or entity who beneficially owns 5% or more of the Class A Shares; (b) each director and executive officer of Presidio; and (c) all directors and executive officers of Presidio as a group. To the knowledge of Presidio, each of such shareholders has sole voting and investment power as to the shares shown unless otherwise noted.

         All outstanding shares of Presidio are owned by Presidio Capital Investment Company, LLC ("PCIC"), a Delaware limited liability company. The interests in PCIC (and beneficial ownership in Presidio) are held as follows:


                                                           Percentage Ownership
                                                          in PCIC and Percentage
                                                           Beneficial Ownership
         Name of Beneficial Owner                              in Presidio
         ------------------------                              -----------

         Five Percent Holders:
         ---------------------

         Northstar Presidio Capital Holding Corp.(1)             71.93%
         AG Presidio Investors, LLC(2)                           14.12%
         DK Presidio Investors, LLC(3)                            8.45%
         Stonehill Partners, L.P.(4)                              5.50%


         The holdings of the directors and executive officers of Presidio are as follows:

         Directors and Executive Officers:
         ---------------------------------

         David Hamamoto(5)                                       71.93%
         W. Edward Scheetz(5)                                    71.93%
         All directors and executive officers
           as a group                                            71.93%
----------

(1) NorthStar Presidio Capital Holding Corp. ("NS Presidio") is a Delaware corporation whose address is c/o NorthStar Capital Investment Corp., 527 Madison Avenue, 16th Floor, New York, New York 10022. NS Presidio has three shareholders: (1) NorthStar Partnership L.P., a Delaware limited partnership whose address is c/o NorthStar Capital Investment Corp., 527 Madison Avenue, 16th Floor, New York, New York 10022, holds 99% of the common stock (non-voting); (2) David T. Hamamoto holds 0.5% of the common stock (voting); and (3) W. Edward Scheetz holds 0.5% of the common stock (voting).

(2) Each of Angelo, Gordon & Co., L.P., as sole manager of AG Presidio Investors, LLC, and John M. Angelo and Michael L. Gordon, as general partners of the general partner of Angelo, Gordon & Co., L.P., may be deemed to own beneficially the securities owned by AG Presidio Investors, LLC. Each of Messrs. Angelo and Gordon disclaims such beneficial ownership. The business address for such persons is c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th Floor, New York, New York 10167.

(3) M.H. Davidson & Company, as sole manager of DK Presidio Investors, LLC, may be deemed to own beneficially the securities owned by DK Presidio Investors, LLC. The business address for such persons is c/o M.H. Davidson & Company, 885 Third Avenue, New York, New York 10022.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

----------

(4) Includes shares of PCIC beneficially owned by Stonehill Offshore Partners Limited and Stonehill Partners, L.P. John A. Motulsky is a managing general partner of Stonehill Partners, L.P., a managing member of the investment advisor to Stonehill Offshore Partners Limited, and a general partner of Stonehill Institutional Partners L.P. Mr. Motulsky disclaims beneficial ownership of the shares these entities hold. The business address for such persons is c/o Stonehill Investment Corporation, 110 East 59th Street, New York, New York 10022.

(5) The business address for such persons is 527 Madison Avenue, 16th Floor, New York, New York 10022.


                                  MISCELLANEOUS

         The cost of mailing, assembling and mailing the enclosed form of Consent, this Statement and other materials that may be sent to Limited Partners in connection with this solicitation shall be borne by the Partnership. It is estimated that total expenditures relating to the solicitation made hereby, including legal fees, filing fees with the Securities and Exchange Commission, printing and mailing fees and proxy solicitation fees, will be approximately $_____. Certain directors, officers and employees of the General Partners may solicit the execution and return of Consents by mail, telephone, telegraph and personal interview. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, the Partnership has retained the services of ________ (the "Information Agent"), an outside solicitation firm, to aid in the solicitation of Consents for an aggregate fee of $_____ (which amount is included in the above estimate) plus out-of-pocket expenses.

         For additional information, please contact the Information Agent at
____________.

                                                                      APPENDIX A

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                      HIGH EQUITY PARTNERS L.P. - SERIES 86


          The amended and restated agreement of limited partnership (the "Agreement") of High Equity Partners L.P. - Series 86, a Delaware limited partnership, is hereby amended as follows:


     1. Paragraph 9.4 of the Agreement is amended in its entirety to read as follows:

                    9.4 Partnership Asset Management Fee. As compensation for
               services rendered in managing the affairs of the Partnership, the Administrative General Partner shall be entitled to receive the Partnership Asset Management Fee, which shall be an amount per annum equal to 1.25% of the Gross Asset Value of the Partnership as of the last day of the period in respect of which the Partnership Asset Management Fee is payable (which amount shall be prorated for any partial year) (it being understood that, notwithstanding anything to the contrary in this Paragraph 9.4, the Partnership Asset Management Fee payable for calendar year 1999 shall be $312,139 less than an amount equal to 1.05% of Invested Assets). The Partnership Asset Management Fee shall be paid quarterly. For purposes of this Paragraph 9.4, the term "Gross Asset Value" on a particular date means the gross asset value of all assets owned by the Partnership on that date, as determined by an appraisal of such assets by an independent appraiser of national reputation selected by the General Partners.

     2.   Paragraph 9.1 of the Agreement is amended by adding a new Paragraph
          9.1.4 to read as follows:

                    9.1.4 If the Partnership is liquidated prior to December 31,
               2008, the General Partners shall, at the time of the liquidation, and in lieu and satisfaction of all other obligations the General Partners and their affiliates might then or thereafter have under or by reason of Paragraph 9 hereof, pay the Partnership an amount (the "Fee Give Back Amount") equal to $2,861,277 (the "Original Fee Give Back Amount"), reduced by 10% of the Original Fee Give Back Amount for each full calendar year after 1998, and prorated for any calendar year in which such liquidation occurs other than on December 31 of that year. If the Partnership is liquidated on or after December 31, 2008, neither the General Partners nor their affiliates shall have any liability or obligation to pay any Fee Give Back Amount. For purposes of this Paragraph 9.1.4, the term "liquidation" means a sale of all or substantially all the property owned by the Partnership for cash or property that is distributed to the Partners, but does not include any transaction in which the Partnership is reorganized into a separate, publicly traded real estate investment trust or other entity whose shares are listed on a national securities exchange or on the NASDAQ National Market System (a "Reorganization") and, in addition, does not include any transaction following a Reorganization, whether by the successor to the Partnership in the Reorganization or otherwise. For the avoidance of doubt, it is hereby understood and agreed that, following a Reorganization, the General Partners and their affiliates shall have no liability or obligation to pay any Fee Give Back Amount.

     3. Except as otherwise provided above, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of ___________, 1999.

                                                GENERAL PARTNERS:

                                                RESOURCES HIGH EQUITY INC.



                                                By:
                                                    --------------------------



                                                RESOURCES CAPITAL CORP.



                                                By:
                                                    --------------------------



                                                PRESIDIO AGP CORP.



                                                By:
                                                    --------------------------

                      HIGH EQUITY PARTNERS L.P. - SERIES 86

                                     CONSENT

     The undersigned, a holder of units (the "Units") of limited partnership interest in High Equity Partners L.P. - Series 86, a Delaware limited partnership (the "Partnership"), does hereby vote, with respect to all Units in the Partnership owned by the undersigned as follows:

        |_|  YES                   |_|  NO                 |_|  ABSTAIN

     Approval of the Amendments more particularly described in the accompanying Consent Solicitation Statement, dated July __, 1999, receipt of which is hereby acknowledged by the undersigned, authorizing amendments to the Partnership Agreement as set forth in Appendix A thereto (a) to modify the method of calculating the Partnership Asset Management Fee, (b) fixing the 1999 Partnership Asset Management Fee and (c) fixing the amount, and providing for a reduction in the amount, that the general partners of the Partnership would be liable for upon liquidation of the Partnership.

     The Amendments have been approved and found to be fair, reasonable and adequate and in best interests of the Partnership by the California Superior Court, and the General Partners of the Partnership recommend you vote "YES" in favor of the Amendments.


     THIS CONSENT IS SOLICITED BY RESOURCES CAPITAL CORP. WHEN THIS CONSENT IS PROPERLY EXECUTED, THE UNITS REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE ON THIS CARD, THIS CONSENT WILL BE VOTED YES IN FAVOR OF THE AMENDMENTS.


                                     Dated:                            , 1992
                                            ---------------------------


                                     -----------------------------------------
                                                    Signature


                                     -----------------------------------------
                                           Signature (if held jointly)


                                     -----------------------------------------
                                                      Title

                                     Please sign exactly as name appears hereon.
                                     When Units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in name by President or other authorized officer. If a partnership, please sign in partnership name

     PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE TO: ______________________________. If you have any questions, please call at (____) _____-_________ or (_____) _____-_________.